UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 30, 2023

MDU Resources Group Inc
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
Delaware	1-03480	30-1133956

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $1.00 per share	MDU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously reported, on May 31, 2023 at 11:59 p.m., Eastern time, MDU Resources Group, Inc. (the "Company") completed the separation of Knife River Corporation (“Knife River”) from the Company in accordance with the Separation and Distribution Agreement, dated May 30, 2023, between the Company and Knife River. The separation was achieved through the pro-rata distribution of approximately 90% of the outstanding common stock of Knife River to the Company’s stockholders of record as of the close of business on May 22, 2023.

This Amendment No. 1 to the Original Form 8-K amends the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 1, 2023 (the “Original Form 8-K”) that reported the completion of the separation. The Original Form 8-K did not include the unaudited pro forma financial information of the Company reflecting the performance of the Company’s businesses after giving effect to the separation. This Amendment No. 1 to the Original Form 8-K is being filed to include such pro forma financial information as required under Item 9.01(b) of Form 8-K.

The Company no longer consolidates Knife River into its financial results. In connection with the separation, the historical results of Knife River and certain assets and liabilities included in the separation will be reported in the Company's consolidated financial statements as discontinued operations beginning in the second quarter of 2023.

The Company retained approximately 10% of the outstanding shares of Knife River’s common stock and intends to dispose of all such retained shares, which the Company expects will include dispositions through one or more exchanges of such retained shares for debt, and may include dispositions through additional distributions to the Company’s stockholders, exchanges for shares of the Company’s common stock or one or more sales of such retained shares of Knife River for cash. This ownership interest and the related earnings impact from subsequent changes in fair value will be recognized in continuing operations.

Unaudited pro forma financial information included in this Amendment No. 1 to the Original Form 8-K has been presented to illustrate the estimated effects of the separation and is not necessarily indicative of the results of operations that the Company would have achieved had the separation been completed as of the dates indicated or of the results that may be obtained in the future.

Forward-Looking Statements

The information in this Form 8-K contains certain assumptions for the Company and its subsidiaries and other matters for each of the Company’s businesses. Many of these statements not historical in nature are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, there is no assurance the Company’s estimates will be achieved. Please refer to assumptions contained in this Form 8-K, as well as the various important factors listed in Part I, Item 1A - Risk Factors in the Company's most recent Form 10-K and Form 10-Q, as well as subsequent filings with the Securities and Exchange Commission.

Changes in such assumptions and factors could cause actual future results to differ materially. All forward-looking statements in this Form 8-K are expressly qualified by such cautionary statements and by reference to the underlying assumptions. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(b)    Pro forma financial information.

The following unaudited pro forma financial information of the Company is filed as Exhibit 99.1 to this Amendment No. 1 to the Original Form 8-K and is incorporated herein by reference:

•Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2023.
•Unaudited Pro Forma Consolidated Statements of Income for the three months ended March 31, 2023 and each of the years ended December 31, 2022, 2021 and 2020.
•Notes to the Unaudited Pro Forma Consolidated Financial Statements.

(d)    Exhibits. The following exhibits are being furnished as part of this report.

Exhibit Number    Description
99.1    MDU Resources Group, Inc. Unaudited Pro Forma Consolidated Financial Statements
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU RESOURCES GROUP, INC.

Date June 6, 2023	By /s/ Stephanie A. Barth
Stephanie A. Barth
Vice President, Chief Accounting Officer
and Controller
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